UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K 12g3

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2008 (April 24, 2008)
MERCHANTS & MARINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Mississippi		26-2498567

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)
3118 Pascagoula Street, Pascagoula, Mississippi 39567

(Address of principal executive offices) (Zip Code)
(228) 762-3311

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     Merchants & Marine Bancorp, Inc., a Mississippi corporation (the “Registrant”), was organized to enable its predecessor and sole subsidiary, Merchants & Marine Bank, a Mississippi state-chartered bank (the “Bank”), to adopt a holding company organizational structure in accordance with the laws of the United States of America and the State of Mississippi.
     The holding company organizational structure was effected pursuant to the Agreement and Plan of Share Exchange (the “Share Exchange Agreement”), dated as of February 5, 2008, by and among the Registrant and the Bank and the Articles of Share Exchange (the “Articles” and collectively with the Share Exchange Agreement, the “Exchange Agreements”) by and between the Bank and the Registrant. The Exchange Agreements provided for the Registrant to be the sole shareholder of the Bank (the “Exchange”). The Exchange was consummated on April 24, 2008.
     By virtue of the Exchange, all of the Bank’s outstanding capital stock was converted, on a share-for-share basis, into capital stock of the Registrant, and the Registrant became the sole shareholder of the Bank. As a result, each shareholder of the Bank became the owner of an identical number of shares of capital stock of the Registrant.
     The conversion of shares of capital stock in the Exchange occurred without an exchange of certificates. Accordingly, certificates formerly representing shares of outstanding capital stock of the Bank are deemed to represent the same number of shares of capital stock of the Registrant.
     In the Exchange, each shareholder received securities of the same class, evidencing the same proportional interests in the Registrant and having substantially the same designations, rights, powers, preferences, qualifications, limitations and restrictions, as those that the shareholder held in the Bank. Pursuant to the Mississippi Business Corporation Act, the provisions of the articles of incorporation and bylaws of the Registrant are substantially identical to those of the Bank prior to the Exchange. The designations, rights, powers and preferences of the capital stock of the Registrant and the qualifications, limitations and restrictions thereof are also substantially identical to those of the Bank’s capital stock immediately prior to the Exchange. The directors of the Registrant are the same individuals who were directors of the Bank immediately prior to the Exchange, and the officers of the Registrant are also officers of the Bank.
     Upon consummation of the Exchange, the Registrant’s common stock was deemed to be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a) the Registrant is the successor issuer to the Bank.
Description of the Registrant’s Securities
     The following is a summary of certain rights and provisions of the Registrant’s Common Stock. The summary does not purport to be complete and is qualified in its entirety by reference to the Registrant’s Articles of Incorporation and Bylaws, attached as exhibits to this Report and incorporated by reference into this Item 8.01, and the Mississippi Business Corporation Act.
     General. Under the Registrant’s Articles of Incorporation, the Registrant is authorized to issue a maximum of 5,000,000 shares of Common Stock, $2.50 par value per share.
     Voting Rights. All of the shares of the Registrant’s Company Stock have identical rights and preferences. The holders of the Registrant’s Common Stock have one vote per share on all matters presented for a shareholder vote except for the election of directors. For the election of directors, cumulative voting is permitted.
     Dividend Rights and Limitations on Payment of Dividends. The holders of the Registrant’s Common Stock are entitled to dividends and other distributions as and when declared by the board of directors of the Registrant. Dividends may be paid in cash, in property, or in shares of the Registrant’s theretofore unissued capital stock. The ability of the Registrant to pay dividends to the holders of its capital stock will depend upon the amount of dividends paid by the Bank to the Registrant. The Mississippi Code of 1972 prohibits the payment of any dividends by a state chartered bank such as the Bank without the prior written consent of the Commissioner of Banking and Consumer Finance.
     Liquidation Rights. Upon the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Registrant, after the payment in full of its debts and other liabilities, the remainder of its assets, if any, are to be distributed on a pro rata basis among the shareholders of the Registrant. The Registrant’s Common Stock is not subject to any redemption provisions or sinking fund provisions.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits:
     The following exhibits are filed or furnished herewith as noted above:

Exhibit Number	Description

2.1	Agreement and Plan of Share Exchange, dated as of February 5, 2008, by and between the Registrant and the Bank.

2.2	Articles of Share Exchange, dated as of April 24, 2008, by and between the Registrant and the Bank.

3.1	Articles of Incorporation.

3.2	Bylaws.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 29, 2008	MERCHANTS & MARINE BANCORP, INC.
	By:	/s/ Royce Cumbest
Royce Cumbest
Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Share Exchange, dated as of February 5, 2008, by and between the Registrant and the Bank.

2.2	Articles of Share Exchange, dated as of April 24, 2008, by and between the Registrant and the Bank.

3.1	Articles of Incorporation.

3.2	Bylaws.

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